UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2015

MALIBU BOATS, INC.

(Exact Name of Registrant as specified in its charter)

Commission file number: 001-36290

Delaware	5075 Kimberly Way Loudon, Tennessee 37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

(865) 458-5478

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 20, 2015, Malibu Boats, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Raymond James & Associates, Inc., Wells Fargo Securities, LLC and SunTrust Robinson Humphrey, Inc., as representatives (the “Representatives”) of the several underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), and the selling stockholders named in Schedule II to the Underwriting Agreement (the “Selling Stockholders”), pursuant to which the Selling Stockholders agreed to sell 3,475,005 shares of the Company’s Class A Common Stock, par value $0.01 per share (“Common Stock”) to the Underwriters and also granted the Underwriters the option for a period of 30 days to purchase up to an additional 521,250 shares of Common Stock from the Selling Stockholders to cover over-allotments, in each case, at a price to the public of $20.00 per share (the “Offering”). The Company did not sell any shares of Common Stock in the Offering and will not receive any proceeds from the Offering.

The Offering is being made pursuant to a prospectus supplement, dated May 20, 2015, to the prospectus, dated May 15, 2015 which was included in the Company’s shelf registration statement on Form S-3 (File No. 333-203976), filed with the Securities and Exchange Commission (the “Commission”) on May 8, 2015 and declared effective by the Commission on May 15, 2015.

The Underwriting Agreement contains the terms and conditions for the sale by the Selling Stockholders of the shares of Common Stock to the Underwriters, customary representations, warranties and covenants by the Company and Selling Stockholders, indemnification and contribution obligations by each of the parties to the Underwriting Agreement, and other terms and conditions customary in agreements of this type.

The foregoing summary of the material terms of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On May 21, 2015, certain members of Malibu Boats Holdings, LLC (the “LLC”) exchanged (the “Exchanges”) 2,967,267 limited liability company interests of the LLC (“LLC Units”) for 2,967,267 shares of Common Stock. Such 2,967,267 shares of Common Stock were issued to 25 individuals and entities, three of which are non-accredited investors, in reliance on the exemption under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Nineteen members of the LLC exchanged all of their LLC Units for Common Stock. Each such member held one share of the Company’s Class B Common Stock, par value $0.01 per share (“Class B Common Stock”), for a total of nineteen shares of the Company’s Class B Common Stock. Pursuant to the Company’s Certificate of Incorporation, such nineteen shares of Class B Common Stock were automatically transferred to the Company and retired by the Company on May 21, 2015 in connection with the Exchanges.

Item 8.01 Other Events.

On May 27, 2015, the Selling Stockholders completed the Offering by selling 3,996,255 shares of Common Stock (which included 521,250 shares of Common Stock issued upon the exercise by the Underwriters on May 21, 2015 of the option to purchase additional shares to cover over-allotments) to the Underwriters at a price of $19.05 per share, after deducting underwriters discounts and commissions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished as part of this report:

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated May 20, 2015, by and among Malibu Boats, Inc., the Representatives and the Selling Stockholders

Exhibit 5.1	Opinion of O’Melveny & Myers LLP

Exhibit 23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALIBU BOATS, INC.

By:	/s/ Wayne R. Wilson
Name:	Wayne R. Wilson
Title:	Chief Financial Officer

Date: May 27, 2015